UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

Liberated Syndication Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55779	47-5224851
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

5001 Baum Boulevard, Suite 770, Pittsburgh, PA 15213
(Address of principal executive offices) (Zip Code)

(412) 621-0902
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2020, Liberated Syndication Inc. (the “Company”) announced that Christopher J. Spencer informed the Company’s Board of Directors (the “Board”) on July 31, 2020 that he is stepping down from his position as Chief Executive Officer and as a director of the Company, effective immediately. Mr. Spencer will continue to work for the Company as a senior advisor, as described below. The Board is beginning a search for Mr. Spencer’s successor.

On July 31, 2020 the Company and Mr. Spencer entered into a Separation and Transition Services Agreement and General Release (the “Agreement”). Under the Agreement, Mr. Spencer will continue to be employed by the Company from his resignation date until December 31, 2020 (the “Transition Period”), during which time he will continue to receive his base salary at a rate equal to $400,000 per year and, subject to certain conditions, receive a lump sum payment of $400,000 in January 2021 and a bonus lump sum payment of $177,776 in January 2021. From January 1, 2021 through February 28, 2023 (the “Advisory Period”), Mr. Spencer will serve as an advisor to the Company and receive an advisory fee equal to $215,000 per year and receive continued coverage under the Company’s group medical benefit plans for a period equal to the earlier of (i) 12 months following the end of the Advisory Period and (ii) the date Mr. Spencer becomes eligible to be covered under another employer group health plan, subject to the terms of the Agreement. Under the terms of the Agreement, Mr. Spencer will sell 1,353,795 shares of the Company’s common stock (“Common Stock”), which consists of 1,125,000 vested performance shares and 228,795 previously owned shares, to the Company for a purchase price equal to $3.00 per share of Common Stock, totaling an aggregate payment by the Company of $4,061,385. In addition, the Agreement provides that (i) 225,000 performance shares (the “Nasdaq Shares”) vest upon Mr. Spencer’s execution of the Agreement and are subject to the holding restrictions set forth in the Agreement and (ii) 550,000 performance shares (the “Forfeited Shares”) are forfeited because the performance conditions were not achieved by the Company. The Agreement also provides that 550,000 performance shares (the “$7.00 Shares”) vest upon Mr. Spencer’s execution of the Agreement and are subject to the holding restrictions set forth in the Agreement, provided, however, that Mr. Spencer has the right to sell the $7.00 Shares to the Company at a purchase price of $2.50 per share (the “Put Right”), subject to the terms of the Agreement, including that every exercise of the Put Right by Mr. Spencer must be for at least 100,000 of the $7.00 Shares. Under the Agreement, Mr. Spencer and the Company have agreed to a release of claims, as set forth therein, and Mr. Spencer has agreed to certain cooperation, return of Company property, and non-disparagement covenants set forth therein.

The foregoing description of the terms of the Agreement is not complete and is subject to and qualified by the terms of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01
Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company announcing Mr. Spencer’s resignation on August 5, 2020.

The information under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as is expressly set forth by specific reference in such filing.

Item 9.01
Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description

10.1	Separation and Transition Services Agreement and General Release, executed July 31, 2020, between Liberated Syndication Inc. and Christopher J. Spencer.

99.1	Press Release, dated August 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Date: August 5, 2020	By:	/s/ Richard P. Heyse
Name: Richard P. Heyse Title: Chief Financial Officer

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